Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-B

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    November 15, 2006

                      RATING (S&P/Moodys/Fitch)      POOLFACTOR        PAY       NEXT PAY                          COUPON
TRANCHE   CURRENCY     ORIGINAL       CURRENT     ORIGINAL  CURRENT  FREQUENCY     DATE              BASIS                  CURRENT
====================================================================================================================================
Class A1     USD     AAA /Aaa/AAA  AAA /Aaa/AAA     100%      100%   Quarterly  15 Dec 2006  3 Mth $ LIBOR +        0.05%   5.44000%
Class A2     EUR     AAA /Aaa/AAA  AAA /Aaa/AAA     100%      100%    Monthly   15 Nov 2006  1 Mth EURIBOR +        0.09%   3.43700%
Class A3     GBP     AAA /Aaa/AAA  AAA /Aaa/AAA     100%      100%   Quarterly  15 Dec 2006  3 Mth (pound) LIBOR +  0.09%   5.12500%
Class B3     GBP        A/A1/A        A/A1/A        100%      100%   Quarterly  15 Dec 2006  3 Mth (pound) LIBOR +  0.26%   5.29500%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%   Quarterly  15 Dec 2006  3 Mth $ LIBOR +        0.40%   5.79000%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%   Quarterly  15 Dec 2006  3 Mth (pound) LIBOR +  0.46%   5.49500%

               Scheduled start of Controlled Accumulation Period:   1 June, 2009
               Expected maturity:                                   15 December, 2010
               Legal final maturity:                                15 December, 2012
               Structure:                                           Sr/sub Seq Pay
               Tax Election:                                        Debt
               Amort. Type:                                         Soft Bullet
               Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
               Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
               Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
               Trustee:                                             Bank of New York (The)
               Underwriter:                                         The Royal Bank of Scotland plc

               Note:                                                On October 31, 2006, The Royal Bank of Scotland plc and National
                                                                    Westminster Bank PLC flagged a portfolio of additional credit card accounts with receivables totalling approximately
                                                                    (pound)367 million.
                                                                    This addition has been reflected in the pool balance, the
                                                                    transferor interest and the calculation of the delinquencies balance as at October 31st, 2006.

                                                                    It is expected that RBS will shortly release static pool data on the performance of the Bank Portfolio (as such term is defined in the Arran Funding programme base prospectus). This
                                                                    information will be posted to the RBS Investor Relations website
                                                                    (www.investors.rbs.com).

Pool Performance
====================================================================================================================================

Month end        Gross        Expense       Gross Charge     Net Charge       Excess        Excess              Transferor Interest
               Yield (%)      Rate (%)      Off Rate (%)    Off Rate (%)    Spread (%)    Spread (%)               %           Min %
                                                                                         Roll 1/4 Ave
Oct 31, 2006     21.66%        5.79%            9.14%           8.78%          7.09%          6.30%              42.91%         6%
Sep 30, 2006     19.17%        5.93%            8.08%           7.78%          5.45%          6.37%              39.33%         6%
Aug 31, 2006     20.19%        5.92%            8.23%           7.93%          6.34%          7.08%              39.93%         6%
Jul 31, 2006     19.79%        5.33%            7.39%           7.15%          7.32%          7.55%              40.80%         6%
Jun 30, 2006     20.24%        5.85%            7.04%           6.81%          7.58%          7.41%              41.13%         6%
May 31, 2006     21.17%        5.67%            7.96%           7.76%          7.74%          7.59%              42.10%         6%

====================================================================================================================================

Delinquencies (loans which are 30 days or more past due)
====================================================================================================================================
                                                              (% Pool)
                -----------------------------------------------------------------------------------------------
Month end       30-59 days                    60-89 days                     90-179 days              180+ days             Total
---------       ----------                    ----------                     -----------              ---------             -----
Oct 31, 2006     1.28%                          0.99%                          2.52%                     3.69%               8.50%
Sep 30, 2006     1.30%                          1.06%                          2.57%                     3.84%               8.78%
Aug 31, 2006     1.33%                          1.03%                          2.61%                     3.71%               8.68%
Jul 31, 2006     1.32%                          1.01%                          2.63%                     3.64%               8.60%
Jun 30, 2006     1.27%                          1.02%                          2.59%                     3.59%               8.47%
May 31, 2006     1.29%                          1.06%                          2.48%                     3.47%               8.31%

====================================================================================================================================

Payment Rate
============================================================================================
                                Payments                        Pool balance
                    --------------------------------            ------------
Month End           Total ((pound)000)      Rate (%)            (pound)000
Oct 31, 2006          1,138,033              23.88%              5,063,743
Sep 30, 2006          1,033,824              21.48%              4,764,939
Aug 31, 2006          1,141,613              23.38%              4,812,820
Jul 31, 2006          1,099,658              22.39%              4,883,405
Jun 30, 2006          1,144,949              22.93%              4,911,036
May 31, 2006          1,202,916              23.90%              4,992,642

============================================================================================

========================================================
Average Actual Balance:               (pound)     1,030

Number of Accounts:                           4,918,063
========================================================

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of November, 2006.

The Royal Bank of Scotland plc, as Servicer


By:
Name: Patrick Neville
Title: Director, Finance, Cards Business